Exhibit 99.1

Summary of Terms and Conditions

Set forth below is a summary of proposed terms and conditions for an exchange (the “Exchange Transaction”) of Finlay Fine Jewelry Corporation (the “Company”) 8.375% Senior Notes due 2012 (the “Notes”) for new third lien secured PIK notes (the “Third Lien Notes”) and the issuance and sale of new second lien secured PIK notes (the “Second Lien Notes”).

Exchange Transaction

Issuer:	Finlay Fine Jewelry Corporation
Guarantors:	All Credit Parties (as defined in the GE Credit Agreement dated as of November 9, 2007) other than the Issuer.
Exchanging Noteholders:	Holders of approximately 70% of the Notes (estimated at $139.6 million of face value), which may be increased to up to 100% of the Notes.
Exchange Ratio:	The Company shall issue $1,000 principal amount of Third Lien Notes in exchange for each $1,000 principal amount of Notes exchanged (the “Exchange Ratio”).
Interest:

Holders who elect to participate in the Exchange Transaction will not be entitled to receive accrued and unpaid interest on their exchanged Notes from and including June 1, 2008 to but excluding the Closing Date.

Interest on the Third Lien Notes will accrue from and including June 1, 2008 to but excluding the Closing Date and such interest will be payable in kind on the Closing Date.

If any Holder participates in the Transactions following the payment of cash interest on or after December 1, 2008, such Holder would be required to reimburse any cash interest paid in connection with the Exchange Transaction and will receive the in-kind interest payment on the Third Lien Notes discussed above.

Third Lien Notes Coupon:	8.375% payable in cash semiannually or 8.945% payable in kind semiannually, at the option of the Company through December 2010, and thereafter 8.375% payable in cash semiannually.
Third Lien Notes Maturity Date:	June 1, 2012.

Third Lien Notes Collateral:

Security interest in all assets securing the Company’s existing credit facility (the “Credit Facility”), representing substantially all assets of the Company and the Guarantors.  The security interest shall be junior only to that of the Credit Facility and the Second Lien Notes, pari passu with any liens securing additional indebtedness of, or amounts payable by, the Company or its subsidiaries not exceeding $25.0 million (the “Designated Liens”) and shall be subject to the intercreditor agreement as described below.

Other Terms of Third Lien Notes:

All other terms of the Third Lien Notes not specified in this term sheet shall be generally consistent with the provisions of the Notes Indenture, with such modifications as may be reasonably agreed to in the context of the Transactions.

Second Lien Notes Issuance

Issuer:	Finlay Fine Jewelry Corporation
Guarantors:	All Credit Parties (as defined in the GE Credit Agreement dated as of November 9, 2007) other than the Issuer.
Purchasers:	Holders participating in the Exchange Transaction.
Amount:

$20 million aggregate principal amount; provided that if and to the extent the aggregate principal amount of the Third Lien Notes exchanged in the Exchange Transaction exceeds $139,640,000, the aggregate principal amount of the Second Lien Notes that may be purchased will increase proportionately (it being understood that such additional Second Lien Notes would be purchased on a pro rata basis by holders of such additional Third Lien Notes exchanged).

Second Lien Notes Coupon:	11.375% payable in cash semiannually or 12.125% payable in kind semiannually, at the option of the Company through December 2010, and thereafter 11.375% payable in cash semiannually.
Second Lien Notes Maturity Date:	June 1, 2012.
Second Lien Notes Collateral:

Security interest in all assets securing the Credit Facility, representing substantially all assets of the Company and the Guarantors.  The security interest shall be junior only to that of the Credit Facility and shall be subject to the intercreditor agreement as described below.

Other Terms of Second Lien Notes:

All other terms of the Second Lien Notes not specified in this term sheet shall be generally consistent with the provisions of the Notes Indenture, with such modifications as may be reasonably agreed in the context of the Transactions.

Terms Applicable to the Exchange Transaction and the Second Lien Notes Issuance

Closing Date:	Targeting on or before November 26, 2008 (the “Closing Date”).
Intercreditor Agreement:

Typical for comparable transactions. The liens securing the Second Lien Notes, the Third Lien Notes and the Designated Liens shall be expressly subordinated to the lien securing the Credit Facility, and the lien securing the Third Lien Notes and the Designated Liens shall be expressly subordinated to the lien securing the Second Lien Notes.

Consent and/or Waiver Solicitation:

Holders shall deliver consents and/or waivers that will appropriately modify and/or provide a waiver from each of the covenants and events of default of the Notes Indenture set forth on Annex I hereto as may be reasonably requested in order to effectuate the Transactions.

Registration Rights:

To the extent that, upon the six month anniversary of the Closing Date, the Third Lien Notes and Second Lien Notes cannot be resold pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), without regard to transfer restrictions or volume limitations, the Company shall use commercially reasonable efforts to (i) have filed by such six month anniversary a shelf registration statement for the Third Lien Notes and the Second Lien Notes, (ii) have such registration statement declared effective as soon as practicable thereafter and (iii) keep such registration statement continuously effective for so long as such notes are subject to the transfer restrictions and volume limitations of Rule 144 of the Securities Act, subject to permissible blackout periods to be agreed; provided that the Company shall not be required to file a registration statement if the security arrangements (as may be amended) for the Third Lien Notes or the Second Lien Notes would impose on the Company the obligation to prepare subsidiary financial statements or incur significant on-going opinion or reporting obligations under the Trust Indenture Act of 1939, as amended.

Conditions to Closing:

The Transactions are conditioned upon documentation as may be mutually agreed between and reasonably satisfactory to the Company and Required Holders acting in good faith, and other conditions typical for transactions of this nature including the following:

•     Intercreditor Agreement which shall be reasonably satisfactory to the Company and the Required Holders;

•     Consent of the lenders under the existing Credit Facility and an amendment of the Credit Facility reasonably satisfactory to the lenders, the Company and the Required Holders;

•     The Company shall have provided updated due diligence information reasonably satisfactory to the Required Holders; and

•     The parties will provide full mutual releases in a form to be agreed upon.

Fees

With the exception of the expenses incurred in connection with the Exchange Transaction and the Second Lien Notes Issuance, no fees or other economic incentives are contemplated to be paid to the Holders in connection with the Transactions other than the benefits of the Exchange Transaction and the Second Lien Notes Issuance themselves.  The Company will not, in connection with the Exchange Transaction, exchange any Notes for Third Lien Notes at an exchange ratio more favorable to the holder than the Exchange Ratio, unless the Company offers to adjust the Exchange Ratio to be equal to such more favorable exchange ratio.  The Company will not offer to issue and sell the Second Lien Notes on terms that are more favorable than the terms set forth herein, unless the Company offers to adjust the terms of the Second Lien Notes provided in this term sheet to be equal to such more favorable terms.

Governing Law:	The laws of the State of New York.

THIS SUMMARY OF TERMS AND CONDITIONS SHALL NOT CONSTITUTE AN OFFER TO SELL THESE SECURITIES TO, AND SHALL NOT CONSTITUTE A SOLICITATION OR AN OFFER TO BUY THESE SECURITIES FROM, ANY PERSON.  ANY OFFERING WILL BE MADE ONLY TO THOSE PERSONS WHO ARE “ACCREDITED INVESTORS” AS DEFINED IN RULE 501(a) OF THE SECURITIES ACT OF 1933, AS AMENDED.

Annex I to Indicative Summary of Terms and Conditions

Notes Indenture Provisions to be Modified by Consents

Section 1.01—Definition of “Permitted Liens”

Section 4.08—Dividend and Other Payment Restrictions Affecting Subsidiaries

Section 4.09—Incurrence of Indebtedness and Issuance of Preferred Stock

Section 4.10—Asset Sales

Notes Indenture Provisions to be Added by Consents

Section 1.01—Definition of “Second Lien Notes” and “Third Lien Notes”

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